As filed with the Securities and Exchange Commission on November 23, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FIVE STAR QUALITY CARE, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	04-3516029 (I.R.S. Employer Identification Number)

400 Centre Street

Newton, Massachusetts 02458-1634

(617) 796-8387

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce J. Mackey Jr.

President and Chief Executive Officer

Five Star Quality Care, Inc.

400 Centre Street

Newton, Massachusetts 02458-1634

(617) 796-8387

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William J. Curry, Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

(617) 338-2800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Debt Securities
Shares of Preferred Stock, $.01 par value per share
Depositary Shares Representing Preferred Shares
Shares of Common Stock, $.01 par value per share(5)
Warrants
Total			$942,500,000	(2)(3)	$0	(4)

(1)	Omitted pursuant to General Instruction II.D.

(2)

An indeterminate number or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon exercise, exchange or conversion of other securities registered hereby, up to a proposed maximum offering price of $942,500,000. Securities registered hereunder may be sold separately or in any combination. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also registers such indeterminate amounts of each class of securities registered hereunder as may be issuable, without separate consideration, by reason of certain corporate transactions or events, including any stock dividend, stock split or any other similar transactions.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, $942,500,000 of unsold securities are being moved to this registration statement from the Registrant’s expiring registration statement on Form S-3 filed on November 12, 2009 (Registration No. 333-163060), or the Prior Registration Statement.

(4)

Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees paid in connection with registration of the $942,500,000 of unsold securities on the Prior Registration Statement will continue to be applied to such unsold securities included in this registration statement and no additional fee is required.

(5)	Each common share registered hereby may include a right to purchase junior participating preferred shares or other securities as more fully described herein.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Dated November 23, 2012

PROSPECTUS

$942,500,000

FIVE STAR QUALITY CARE, INC.

Debt Securities, Common Shares, Preferred Shares,
Depositary Shares and Warrants

We or our selling shareholders may offer and sell, from time to time, in one or more offerings:

•                  debt securities;

•                  common shares;

•                  preferred shares;

•                  depositary shares; and

•                  warrants.

The securities described in this prospectus may be offered and sold separately or in any combination.  The total offering price of these securities, in the aggregate, will not exceed $942,500,000.  We will provide the specific terms of any securities actually offered, the manner in which the securities will be offered and, if necessary, the identity of any selling shareholders in supplements to this prospectus.  The applicable prospectus supplement may also contain information, where applicable, about material U.S. federal income tax considerations relating to, and any securities exchange listing of, securities covered by such prospectus supplement.  You should carefully read this prospectus and the applicable prospectus supplements before you decide to invest in any of these securities.

We or our selling shareholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “FVE.”  On November 21, 2012, the last reported sale price of our common shares on the NYSE was $4.88 per share.

Investment in our securities involves risk.  See “Risk Factors” on page 1 of this prospectus and any risk factors described in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2012.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us,” “our” or “Five Star” mean Five Star Quality Care, Inc. and its consolidated subsidiaries unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, we or our selling shareholders may, from time to time, sell any of the securities or any combination of the securities described in this prospectus, in one or more offerings, up to a proposed maximum offering price of $942,500,000.

This prospectus provides you only with a general description of the securities that may be offered.  Each time we or our selling shareholders sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering.  The prospectus supplement may also add to, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference.”  If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement.  Neither we nor our selling shareholders have authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither we nor our selling shareholders will make an offer of the securities in any jurisdiction where it is unlawful.  You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

(i)

PROSPECTUS SUMMARY

We are a corporation formed under the laws of the State of Maryland, which operates senior living communities, including independent living communities, assisted living communities and skilled nursing facilities, or SNFs.  As of November 21, 2012, we operated 259 senior living communities located in 30 states containing 30,327 living units, including 221 primarily independent and assisted living communities with 26,904 living units and 38 SNFs with 3,423 living units.  As of November 21, 2012, we owned and operated 31 communities (2,952 living units), we leased and operated 191 communities (20,812 living units) and we managed 37 communities (6,563 living units).  Our 259 senior living communities included 10,318 independent living apartments, 14,111 assisted living suites and 5,898 skilled nursing units.

We also lease and operate two rehabilitation hospitals with 321 beds that provide inpatient rehabilitation services to patients at the two hospitals and at three satellite locations.  In addition, we lease and operate 13 outpatient clinics affiliated with these rehabilitation hospitals.

Our principal executive offices are located at 400 Centre Street, Newton, Massachusetts 02458-1634, and our telephone number is (617) 796-8387.

RISK FACTORS

Investing in our securities involves risks.  You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, or our Annual Report, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Warning Concerning Forward Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision.  If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE, CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “INTEND,” “PLAN,” “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

•                  OUR ABILITY TO OPERATE OUR SENIOR LIVING COMMUNITIES AND REHABILITATION HOSPITALS PROFITABLY,

•                  OUR ABILITY TO COMPLY AND TO REMAIN IN COMPLIANCE WITH APPLICABLE MEDICARE, MEDICAID AND OTHER RATE SETTING AND REGULATORY REQUIREMENTS,

•                  OUR ABILITY TO MEET OUR DEBT AND RENT OBLIGATIONS,

•                  OUR EXPECTATION THAT WE WILL BENEFIT FINANCIALLY BY PARTICIPATING IN AFFILIATES INSURANCE COMPANY, OR AIC, WITH REIT MANAGEMENT & RESEARCH LLC,  OR RMR, AND COMPANIES TO WHICH RMR PROVIDES MANAGEMENT SERVICES, AND

•                  OTHER MATTERS.

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

•                  CHANGES IN MEDICARE AND MEDICAID POLICIES WHICH COULD RESULT IN REDUCED RATES OF PAYMENT,

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR RESIDENTS AND OTHER CUSTOMERS,

•                  COMPETITION WITHIN THE SENIOR LIVING INDUSTRY AND OUR OTHER BUSINESSES,

•                  INCREASES IN INSURANCE AND TORT LIABILITY COSTS,

•                  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING DIRECTORS, SENIOR HOUSING PROPERTIES TRUST, OR SNH, RMR, AIC AND THEIR RELATED PERSONS AND ENTITIES, AND

•                  COMPLIANCE WITH, AND CHANGES TO FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS THAT COULD AFFECT OUR SERVICES OR IMPOSE REQUIREMENTS, COSTS AND ADMINISTRATIVE BURDENS THAT REDUCE OUR ABILITY TO PROFITABLY OPERATE OUR BUSINESS.

FOR EXAMPLE:

•                  THE VARIOUS GOVERNMENTS WHICH PAY US FOR THE SERVICES WE PROVIDE TO OUR RESIDENTS AND PATIENTS ARE CURRENTLY EXPERIENCING SEVERE BUDGET SHORTFALLS AND MAY LOWER THE MEDICARE, MEDICAID AND OTHER RATES THEY

PAY US.  BECAUSE WE OFTEN CANNOT ETHICALLY LOWER THE QUALITY OF THE SERVICES WE PROVIDE TO MATCH THE AVAILABLE MEDICARE, MEDICAID AND OTHER RATES WE ARE PAID, WE MAY EXPERIENCE LOSSES AND SUCH LOSSES MAY BE MATERIAL,

•                  ALTHOUGH WE EXPECT THAT WE MAY ENTER INTO ADDITIONAL MANAGEMENT ARRANGEMENTS WITH SNH SIMILAR TO THOSE CURRENTLY IN EFFECT FOR US TO MANAGE ADDITIONAL SENIOR LIVING COMMUNITIES SNH MAY ACQUIRE IN THE FUTURE, THERE CAN BE NO ASSURANCE THAT SNH WILL ACQUIRE OTHER COMMUNITIES OR THAT WE AND SNH WILL ENTER INTO ANY ADDITIONAL MANAGEMENT ARRANGEMENTS,

•                  OUR ABILITY TO OPERATE AND MANAGE NEW SENIOR LIVING COMMUNITIES PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING OUR ABILITY TO INTEGRATE NEW COMMUNITIES INTO OUR EXISTING OPERATIONS AND SOME FACTORS WHICH ARE BEYOND OUR CONTROL SUCH AS THE DEMAND FOR OUR SERVICES ARISING FROM ECONOMIC CONDITIONS GENERALLY.  WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE NEW COMMUNITIES OR OPERATE AND MANAGE NEW COMMUNITIES PROFITABLY,

•                  OUR RESIDENTS AND PATIENTS WHO PAY FOR OUR SERVICES WITH THEIR PRIVATE RESOURCES MAY BECOME UNABLE TO AFFORD OUR SERVICES WHICH COULD RESULT IN DECREASED OCCUPANCY AND DECREASED REVENUES AT OUR SENIOR LIVING COMMUNITIES AND REHABILITATION HOSPITALS AND INCREASED RELIANCE ON LOWER RATES FROM GOVERNMENT AND OTHER PAYERS,

•                  WE INTEND TO OPERATE OUR REHABILITATION HOSPITALS PROFITABLY.  HOWEVER, WE HAVE HISTORICALLY EXPERIENCED LOSSES FROM OUR REHABILITATION HOSPITALS AND WE MAY BE UNABLE TO OPERATE OUR REHABILITATION HOSPITALS PROFITABLY,

•                  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

•                  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR $35.0 MILLION CREDIT FACILITY AND UNDER OUR $150.0 MILLION CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS,

•                  THE AMOUNT OF AVAILABLE BORROWINGS UNDER OUR $35.0 MILLION CREDIT FACILITY AND OUR $150.0 MILLION CREDIT FACILITY IS SUBJECT TO OUR HAVING QUALIFIED COLLATERAL, WHICH IS PRIMARILY BASED ON THE VALUE OF OUR ACCOUNTS RECEIVABLES AND INVENTORY SECURING OUR $35.0 MILLION CREDIT FACILITY AND THE VALUE OF THE PROPERTIES SECURING OUR $150.0 MILLION CREDIT FACILITY.  ACCORDINGLY, THE AVAILABILITY OF BORROWINGS UNDER OUR $35.0 MILLION CREDIT FACILITY AND UNDER OUR $150.0 MILLION CREDIT FACILITY AT ANY TIME MAY BE LESS THAN $35.0 MILLION AND $150.0 MILLION, RESPECTIVELY; FURTHER, OUR $35.0 MILLION CREDIT FACILITY IS SCHEDULED TO EXPIRE IN MARCH 2013,

•                  ACTUAL COSTS UNDER OUR $35.0 MILLION CREDIT FACILITY AND UNDER OUR $150.0 MILLION CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A SPREAD BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH OUR $35.0 MILLION CREDIT FACILITY AND OUR $150.0 MILLION CREDIT FACILITY, AND

•                  THE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS THAT WE BELIEVE THAT WE MAY REALIZE FROM OUR CONTINUING RELATIONSHIPS WITH SNH, RMR AND AIC AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES MAY NOT MATERIALIZE.

THESE RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS CHANGED MEDICARE AND MEDICAID RATES, NEW LEGISLATION AFFECTING OUR BUSINESS, CHANGES IN OUR REVENUES OR COSTS, OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, AND IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR ANNUAL REPORT OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods shown.

	Nine Months
	Ended
	September 30,	Year Ended December 31,
	2012	2011	2010	2009	2008	2007

Ratio of earnings to fixed charges	1.2x	1.1x	1.2x	1.3x	1.1x	1.3x

For purposes of calculating the ratios above, earnings have been calculated by (1) subtracting equity in earnings of AIC from, and (2) adding fixed charges and equity in losses of AIC to, pre-tax income from continuing operations.  Fixed charges consist of interest expense (including net amortization of debt discounts, premiums and deferred financing fees) and the estimated interest component of rental expense.  The ratios of earnings to fixed charges were computed by dividing our earnings by fixed charges.  We did not have any preferred securities outstanding during any of the periods presented above, and therefore our ratios of earnings to combined fixed charges and preferred share distributions are the same as the ratios of earnings to fixed charges presented above.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities covered by this prospectus for general business purposes, which may include acquiring and investing in additional senior living communities and the repayment of borrowings under our $35.0 million credit facility or $150.0 million credit facility or other debt.  Until we apply the proceeds from a sale of securities covered by this prospectus to their stated purposes, we may invest those proceeds in short term investments, including repurchase agreements, some or all of which may not be investment grade.

We will not receive any of the proceeds of the sale by any selling shareholders of the securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the material terms of our debt securities.  Because it is a summary, it does not contain all of the information that may be important to you.  If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is a part.  If we issue debt securities, we will file any final indentures and supplemental indentures as exhibits to such registration statement.  See “Where You Can Find More Information.”  This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities described in the applicable prospectus supplement.  If indicated in a prospectus supplement, the terms of such debt securities may differ from those described below.

The debt securities sold under this prospectus will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness.  Our debt securities will be issued under one or more indentures between us and a trustee.  Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.  The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

General

We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated.”  The debt securities that we refer to as “senior” will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated.  We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with the other senior subordinated indebtedness.  We refer to these as “senior subordinated” securities.  We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities.  These would be “junior subordinated” securities.  We have filed with the registration statement, of which this prospectus is a part, three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities.

We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures.  We need not issue all debt securities of one series at the same time.  Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities.  Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•                  the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

•                  the aggregate principal amount of the debt securities;

•                  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•                  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•                  the stated maturity date;

•                  any fixed or variable interest rate or rates per annum;

•                  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•                  the date from which interest may accrue and any interest payment dates;

•                  any sinking fund requirements;

•                  any provisions for redemption, including the redemption price and any remarketing arrangements;

•                  whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

•                  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•                  the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

•                  whether we will issue the debt securities in certificated or book-entry form;

•                  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than in even multiples of $1,000, and, if in bearer form, the denominations and terms and conditions relating thereto;

•                  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•                  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•                  whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•                  the subordination provisions, if any, relating to the debt securities; and

•                  if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered.

We may issue debt securities at less than the principal amount payable at maturity.  We refer to these securities as “original issue discount” securities.  If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control.  You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

•                  to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

•                  in any other lawful manner, all as the applicable indenture describes.

You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.  We call this an “exchange.”

You may exchange or transfer debt securities at the office of the applicable trustee.  The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities.  We may change this appointment to another entity or perform this role ourselves.  The entity performing the role of maintaining the list of registered holders is called the “registrar.”  The registrar will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer.  The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

Under any indenture, we are generally permitted to consolidate or merge with another company.  We are also permitted to sell substantially all of our assets to another company or to buy substantially all of the assets of another company.  However, we may not take any of these actions unless the following conditions are met:

•                  if we merge out of existence or sell all our assets, the other company must be an entity organized under the laws of a state or the District of Columbia or under federal law and must agree to be legally responsible for our debt securities; and

•                  immediately after the merger, sale of assets or other transaction, we may not be in default on our debt securities.  A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Certain Covenants

Existence.  Except as permitted as described above under “—Merger, Consolidation or Sale of Assets,” we will agree to do all things necessary to preserve and keep our corporate existence, rights and franchises provided that it is in our best interests for the conduct of business.

Provisions of Financial Information.  Whether or not we remain required to do so under the Securities Exchange Act of 1934, as amended, or the Exchange Act, to the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and an indenture trustee on or before the applicable SEC filing dates as if we were required to do so.

Additional Covenants.  Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default and Related Matters

Events of Default.  The term “event of default” for any series of debt securities means any of the following:

•                  we do not pay the principal of, or any premium on, a debt security of that series within 30 days after its maturity date;

•                  we do not pay interest on a debt security of that series within 30 days after its due date;

•                  we do not deposit any sinking fund payment for that series within 30 days after its due date;

•                  we remain in breach of any other term of the applicable indenture (other than a term added to the indenture solely for the benefit of other series) for 60 days after we receive a notice of default stating we are in breach.  Either the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

•                  we default under any of our other indebtedness in an aggregate principal amount exceeding the dollar amount specified in the applicable prospectus supplement after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness.  Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled.  Either the trustee or the holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

•                  we or one of our “significant subsidiaries,” if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

•                  any other event of default described in the applicable prospectus supplement occurs.

The term “significant subsidiary” means each of our significant subsidiaries, if any, as defined in Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act.

Remedies if an Event of Default Occurs.  If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable.  If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.  At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

The trustee will be required to give notice to the holders of debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived.  The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability.  We refer to this as an “indemnity.”  If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee.  These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•                  you must give the trustee written notice that an event of default has occurred and remains uncured;

•                  the holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•                  the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

There are three types of changes we can make to the indentures and our debt securities:

Changes Requiring Your Approval.  First, we cannot make certain changes to the indentures and our debt securities without the approval of each holder of debt securities affected by the change.  The following is a list of those types of changes:

•                  change the stated maturity of the principal of, or premium, if any, or interest on a debt security;

•                  reduce the principal of, or the rate of interest on, a debt security;

•                  reduce the amount of any premium due upon redemption;

•                  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•                  change the currency or place of payment on a debt security;

•                  impair a holder’s right to sue for payment on or after the due date of a debt security;

•                  in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

•                  reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

•                  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

•                  waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

•                  modify any of the foregoing provisions.

Changes Requiring a Majority Vote.  Second, certain changes require a favorable vote by holders of debt securities owning a majority of the principal amount of the particular series affected.  Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect the holders of the debt securities.  We require the same majority vote to obtain a waiver of a past default.  However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “—Changes Requiring Your Approval” without the consent of each holder of debt securities affected by the waiver.

Changes Not Requiring Approval.  Third, certain changes do not require any vote by holders of debt securities.  These changes are limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

Further Details Concerning Voting.  Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them.  The holders of debt securities are also not eligible to vote if they have been fully defeased, as described below under “—Discharge, Defeasance and Covenant Defeasance—Full Defeasance.”  For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Discharge, Defeasance and Covenant Defeasance

Discharge.  We may discharge some of our obligations to holders of any series of debt securities that have become due and payable or will become due and payable within one year, or are scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

Full Defeasance.  We can, under particular circumstances, effect a full defeasance of any series of debt securities.  By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay those debt securities and deliver certain certificates and opinions to the trustee:

•                  we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds) that will generate enough cash to satisfy all interest, principal and any other payment obligations on the debt securities on their various due dates;

•                  the current U.S. federal income tax law must be changed or an Internal Revenue Service, or IRS, ruling must be issued permitting us to make the deposit described above, without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves.  Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust.  Under such circumstances, you could recognize gain or loss on the debt securities you were deemed to have returned to us; and

•                  we must deliver to the trustee a legal opinion confirming the U.S. federal income tax law change or IRS ruling described above.

If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities.  You could not look to us for repayment in the unlikely event of any shortfall.  Conversely, the trust deposit would most likely be protected from any claims of our lenders and other creditors if we ever became bankrupt or insolvent.  You would also be released from any subordination provisions.

Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

•                  your right to receive payments from the trust when payments are due;

•                  our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

•                  our obligations to maintain a payment office and to hold moneys for payment in trust.

Covenant Defeasance.  Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities.  This is called “covenant defeasance.”  In that event, you would lose the protection of such restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities and you would be released from any subordination provisions.

If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

•                  any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

•                  any subordination provisions; and

•                  certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

If we accomplish covenant defeasance, you may still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred.  A shortfall may occur if one of the remaining events of default occurs, such as our bankruptcy, causing the debt securities to become immediately due and payable.  Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property will be set forth in the applicable prospectus supplement.  Such terms will include whether the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange.

Subordination

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness.  The terms will include a description of:

•                  the indebtedness ranking senior to the debt securities being offered;

•                  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•                  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

•                  provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee.  In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•                  by the depositary for such registered global security to its nominee;

•                  by a nominee of the depositary to the depositary or another nominee of the depositary; or

•                  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security.  We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•                  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•                  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•                  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•                  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form.  These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture.  Except as set forth below, owners of beneficial interests in a registered global security:

•                  will not be entitled to have the debt securities represented by a registered global security registered in their names;

•                  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•                  will not be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security.  Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.  We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.”  We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary.  If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security.  In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities.  In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities.  The applicable trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct such trustee.

We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC.  DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities that its participants, or direct participants, deposit with DTC.  DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.  The rules applicable to DTC and its direct participants are on file with the SEC.  The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.  In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.”  We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series.  The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law

The indentures and our debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Our charter authorizes us to issue up to an aggregate of 76,000,000 shares of capital stock, of which 75,000,000 are currently designated as shares of common stock, par value $.01 per share, and 1,000,000 are currently designated as shares of preferred stock, par value $.01 per share.  As of November 21, 2012, we had 48,234,022 common shares issued and outstanding.  In addition, in connection with the adoption of our shareholders’ rights plan (see “Description of Certain Provisions of Maryland Law and of Our Charter and Bylaws—Rights Plan” below), 100,000 of our preferred shares were designated as Junior Participating Preferred Stock, par value $.01 per share, or the Junior Participating Preferred Shares, none of which were outstanding.

Our charter contains a provision permitting our Board of Directors, without any action by our shareholders, to amend our charter to increase or decrease the total number of shares of capital stock or the number of shares of any class or series that we have authority to issue.  Our charter further authorizes our Board of Directors to reclassify any unissued shares into other classes or series.  We believe that giving these powers to our Board of Directors will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise.  Although our Board of Directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.

Common Shares

The following is a summary of the material terms of our common shares.  Because it is a summary, it does not contain all of the information that may be important to you.  If you want more information, you should read our charter and bylaws, copies of which have been filed with the SEC.  See “Where You Can Find More Information.”  This summary is also subject to and qualified by reference to the description of the particular terms of your securities described in any applicable prospectus supplement.

Except as otherwise described in any applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described below, all of our common shares are entitled:

•                  to receive distributions on our shares if, as and when authorized by our Board of Directors and declared by us out of assets legally available for distribution; and

•                  to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our charter regarding the restriction on the transfer of shares of capital stock, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors.  Holders of our common shares do not have cumulative voting rights in the election of directors.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.

For additional information about our common shares, including the potential effects that provisions in our charter and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Charter and Bylaws” below.

Preferred Shares

In March 2004, our Board of Directors authorized a dividend distribution of one preferred share purchase right for each outstanding common share under a shareholders’ rights plan.  Each right currently entitles the registered holder to purchase from us 1/1,000th of a Junior Participating Preferred Share (or in certain circumstances, to receive cash, property, common shares or other securities).  The rights may delay or prevent a change in our control.  Additional information concerning the shareholders’ rights plan rights and the rights to purchase our Junior Participating Preferred Shares appears below under “Description of Certain Provisions of Maryland Law and of Our Charter and Bylaws—Rights Plan,” and a description of those rights is set forth in our registration statement on Form 8-A dated March 19, 2004, as filed with the SEC, which is incorporated herein by reference.

The following is a summary of the general terms and provisions of the preferred shares that we may offer by this prospectus.  We may issue preferred shares in one or more series; each series of preferred shares will have its own rights and preferences.  We will describe in a prospectus supplement (1) the specific terms of the series of any preferred shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such preferred shares.  Because this is a summary, it does not contain all of the information that may be important to you.  If you want more information, you should read our charter, including the applicable articles supplementary, and bylaws, copies of which have been filed with the SEC.  See “Where You Can Find More Information.”  This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement.  If indicated in a prospectus supplement, the terms of such securities may differ from those described below.

General.  Our charter authorizes our Board of Directors to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our authorized and unissued preferred shares.

The preferred shares will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement.  The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance.  You should read the prospectus supplement relating to the particular series of the preferred shares for specific terms, including:

•                  the distinctive designation of the applicable series of preferred shares and the number of shares that will constitute the series;

•                  the initial offering price of such preferred shares;

•                  relative ranking and preference of such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

•                  the distribution rate or rates (or method of calculation) on that series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;

•                  any redemption or sinking fund provisions of that series;

•                  any voting rights;

•                  any conversion or exchange provisions;

•                  any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

•                  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

•                  any procedures for any auction and remarketing;

•                  any listing of such preferred shares on any securities exchange; and

•                  any limitations on record or beneficial ownership and restrictions on transfer.

Holders of our preferred shares have no preemptive rights to subscribe for any of our securities.

If material, we will discuss in the applicable prospectus supplement U.S. federal income tax considerations applicable to the preferred shares offered by such prospectus supplement.

The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in our control.  In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.

For additional information about our preferred shares, including the potential effects that provisions in our charter and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Charter and Bylaws” below.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts.  If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred shares issued and deposited with a depositary.  The applicable prospectus supplement will specify that fractional interest.

Rank.  Unless our Board of Directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our common shares.

Distributions.  Holders of preferred shares of each series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement.  We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Directors.  In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom distributions are payable.

We will not authorize or pay any distributions on a series of preferred shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement.  We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of capital stock, including preferred shares.  These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.

Distributions on any series of preferred shares may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement.  Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement.  If our Board of Directors fails to authorize a distribution that is noncumulative, the holders of the applicable series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future.

We refer to our common shares or other shares, now or hereafter issued, that rank junior to an applicable series of preferred shares with respect to distribution rights as junior shares.  To the extent that the applicable series is entitled to a cumulative distribution, we may not declare and pay any distributions, or set aside any funds for the payment of distributions, on junior shares, or redeem or otherwise acquire junior shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such series of preferred shares and on all our other series of preferred shares ranking senior to or on a parity with such series of preferred shares for all past distribution periods.  The preceding sentence does not prohibit:

•                  distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior shares;

•                  conversions into or exchanges for junior shares;

•                  pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding preferred shares of such series and any other class or series of shares ranking on a parity with such series of preferred shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

•                  our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for officers, directors or employees or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our charter or bylaws or our redemption or other acquisition of rights issued under our shareholders’ rights plan or any successor plan we adopt.

To the extent an applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.

Unless full cumulative distributions on a series of preferred shares have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other series of preferred shares ranking on a parity with such series with respect to distribution rights.  When distributions are not paid in full upon a series of preferred shares and any other series ranking on a parity with such series with respect to distribution rights, all distributions declared upon such series and any series ranking on a parity with such series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such series and such other shares bear to each other.

Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the series.

Redemption.  We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption.  The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares.  The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement.  If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of capital stock, the terms of the preferred shares may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference.  The applicable prospectus supplement will specify the liquidation preference of the applicable series.  Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of capital stock ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid.  In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period.  If liquidating distributions have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all equally ranking shares of capital stock upon any liquidation, dissolution or winding up of our affairs, then the holders of that series and all other equally ranking shares of capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

After payment of the full amount of the liquidating distribution to which they are entitled, the holders of a series of preferred shares will have no right or claim to any of our remaining assets.  Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute our dissolution, liquidation or winding up of our affairs.  In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a series of preferred shares will not be added to our total liabilities.

Voting Rights.  Holders of our preferred shares will not have any voting rights, except as described below or as otherwise from time to time specified in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a class with all other series of preferred shares with similar voting rights) will be entitled to elect two additional directors to our Board of Directors at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable series are in arrears for six consecutive quarterly periods.  If the applicable series has a cumulative distribution, the right to elect additional directors described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable series.  If the applicable series does not have a cumulative distribution, the right to elect additional directors described above shall remain in effect until we declare and pay or set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable series.  In the event the preferred shareholders are so entitled to elect directors, the entire Board of Directors will be increased by two directors.

Unless otherwise provided for in an applicable series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected series of preferred shares outstanding at that time:

•                  authorize, create or increase the authorized or issued amount of any class or series of shares of capital stock ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

•                  reclassify any authorized shares of capital stock into a series of shares of capital stock ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

•                  create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of capital stock ranking senior to that series of preferred shares with respect to distribution and liquidation rights; and

•                  amend, alter or repeal the provisions of our charter or any articles supplementary relating to that series of preferred shares, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the series of preferred shares.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of capital stock ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series.  Further, with respect to any merger, consolidation or similar event, so long as a series of preferred shares remains outstanding with the terms thereof materially unchanged or the holders of shares of that series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that series.

The foregoing voting provisions will not apply if all of the outstanding shares of the series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

As more fully described under “Description of Depositary Shares” below, if we elect to issue depositary shares, each representing a fraction of a share of a series, each depositary share will in effect be entitled to a fraction of a vote.

Conversion and Exchange Rights.  We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange shares of any series of preferred shares into common shares or any other class or series of shares of capital stock or debt securities or other property.  The terms will include the number of common shares or other securities or property into which the preferred shares are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the series.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Wells Fargo Bank, National Association.  The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

The following is a summary of the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares.  Because it is a summary, it does not contain all of the information that may be important to you.  If you want more information, you should read the form of deposit agreement and depositary receipts which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares.  See “Where You Can Find More Information.”  This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement.  If indicated in a prospectus supplement, the terms of such securities may differ from those described below.

We may, at our option, elect to offer fractional interests in preferred shares, rather than whole preferred shares.  If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary.  The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary.  Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares.  Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

Distributions

The depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares, in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable preferred stock.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution.  In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions.  The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares.  All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

You may receive the number of whole preferred shares and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary.  Partial preferred shares will not be issued.  If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares.  Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares.  We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it.  The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary’s books.  The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares.  The redemption date for depositary shares will be the same as that of the preferred shares.  If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding.  All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption.  Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts.  Each record holder of depositary receipts on the record date, which will be the same date as the record date for voting preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares.  If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares.  The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Liquidation Preference

Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares

The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property.  Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares.  Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares.  We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange.  If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

Taxation

As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the preferred shares represented by the depositary shares.  Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares.  In addition:

•                  no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

•                  the tax basis of each preferred share to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

•                  if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement.  However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders.  Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred shares affected by the termination consents to the termination.  When a deposit agreement is terminated, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts.  In addition, a deposit agreement will automatically terminate if:

•                  all depositary shares have been redeemed;

•                  there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

•                  each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement.  In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares.  However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so.  In addition, we may at any time remove a depositary.  Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment.  We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal.  A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares.  Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.

Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control.  Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct.  Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished.  We and the depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following is a summary of the material terms of our warrants and the warrant agreement.  Because it is a summary, it does not contain all of the information that may be important to you.  If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”  This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement.  If indicated in a prospectus supplement, the terms of such securities may differ from those described below.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares.  We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby.  These include the following, if applicable:

•                  the offering price;

•                  the currencies in which such warrants are being offered;

•                  the number of warrants offered;

•                  the securities underlying the warrants;

•                  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•                  the date on which the warrants will expire;

•                  the rights, if any, we have to redeem the warrants;

•                  the name of the warrant agent; and

•                  the other terms of the warrants.

If material, we will discuss in the applicable prospectus supplement U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.  However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment.  Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby.  The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF

OUR CHARTER AND BYLAWS

We are organized as a Maryland corporation.  The following is a summary of our charter and bylaws and several provisions of Maryland law.  Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire charter and bylaws, copies of which we have filed with the SEC, and the provisions of the Maryland General Corporation Law, or the MGCL.

Directors

Our charter and bylaws provide that our Board of Directors will establish the number of directors.  The number of directors constituting our entire Board of Directors may be increased or decreased from time to time only by a vote of the directors, provided however that the number thereof shall never be less than the minimum number required by Maryland law (which is one), nor more than seven; and further, provided, that the tenure of office of a director will not be affected by any decrease in the number of directors.  A vacancy on the Board of Directors generally may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.  Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or was created and until a successor is elected and qualifies.

Our charter divides our Board of Directors into three classes.  Shareholders elect the directors of each class for three year terms upon the expiration of their current terms.  Shareholders elect only one class of directors each year.

We believe that classification of our Board of Directors helps to assure the continuity of our business strategies and policies.  There is no cumulative voting in the election of directors.  Our bylaws provide that a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a director in an uncontested election and a majority of all the votes entitled to be cast for the election of a director shall be sufficient to elect a director in a contested election (which is an election at which the number of nominees exceeds the number of directors to be elected at the meeting).

The classified board provision could have the effect of making the replacement of our incumbent directors more time consuming and difficult.  At least two annual meetings of shareholders are generally required to effect a change in a majority of our Board of Directors.

Under our bylaws, our directors are qualified as “Independent Directors” or “Managing Directors”, and our bylaws require that (except for temporary periods due to vacancies), a majority of the directors holding office will at all times be Independent Directors.  For those purposes, an “Independent Director” is one who is not an employee of ours or an employee of RMR, is not involved in our day to day activities and qualifies as independent under the applicable rules of the NYSE and the SEC.  A “Managing Director” is a director who is not an Independent Director and who has been an employee of ours or an employee of RMR or has been involved in our day to day activities for at least one year prior to his or her election.  Our Board of Directors is currently composed of three Independent Directors and two Managing Directors.

Our charter provides that a director may be removed only for cause by the affirmative vote of at least three-fourths of the votes entitled to be cast generally in the election of directors.  This provision precludes shareholders from removing our incumbent directors unless they can obtain a substantial affirmative vote of shares.

Advance Notice of Director Nominations and Other Business

Shareholder recommendations for nominees.  A responsibility of our Nominating and Governance Committee is to consider candidates for election as directors who are properly recommended by shareholders.  To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made by written notice to the chair of our Nominating and Governance Committee and our secretary.  Any such notice should contain or be accompanied by the information and documents with respect to such recommended nominee and shareholder that such shareholder believes to be relevant or helpful to the Nominating and Governance Committee’s deliberations.  Our Nominating and Governance Committee may request additional information about the shareholder nominee or about a recommending shareholder.  Shareholder recommendations will be considered by the Nominating and Governance Committee in its discretion.

The preceding paragraph applies only to shareholder recommendations for nominees.  A shareholder nomination must be made in accordance with the provisions of our bylaws, including the procedures discussed below.

Shareholder nominations and proposals at annual meetings.  Our bylaws require compliance with certain procedures for a shareholder to properly propose a nominee for election to our Board of Directors or other business.  If a shareholder who is entitled to do so under our bylaws wishes to propose a person for election to our Board of Directors, that shareholder must provide a written notice to our secretary.  The shareholder or shareholders giving notice must (1) have held, individually or in the aggregate, at least 3% of our shares entitled to vote at the meeting on the election continuously for at least three years from the date the shareholder gives its advance notice, and continuously hold such shares through and including the time of the meeting, (2) each be a shareholder of record at the time of giving notice through and including the time of the meeting, (3) each be entitled to make nominations and to vote at the meeting on such election and (4) have complied in all respects with the notice procedures for shareholder nominations and proposals of other business set forth in our bylaws.  If a shareholder who is entitled to do so under our bylaws wishes to propose other business to be considered by the shareholders at an annual meeting of shareholders, other than the nomination of individuals for election to the Board of Directors, that shareholder must provide a written notice to our secretary.  The shareholder giving notice must (1) have continuously held at least $2,000 in market value (as determined under our bylaws), or 1%, of our shares entitled to vote at the meeting on the proposal of other business for at least one year from the date the shareholder gives its advance notice and continuously hold such shares through and including the time of the meeting, (2) be a shareholder of record at the time of giving notice through and including the time of the meeting, (3) be entitled to propose such business and to vote at the meeting on the proposal for such business, and (4) have complied in all respects with the notice procedures for shareholder nominations and proposals of other business set forth in our bylaws.

The notice must set forth detailed specified information about the proposed nominee and the proposed nominee’s affiliates and associates, the shareholder making the nomination or other proposal of business and affiliates and associates of that shareholder, and provide to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the shareholder’s nomination or proposal.  With respect to nominations, the notice must state whether the nominee is proposed for nomination as an Independent Director or a Managing Director.  In addition, at the same time as the submission of a shareholder nomination or proposal for consideration at a meeting of our shareholders that, if approved and implemented by us, would cause us to be in breach of any covenant in or in default under any debt instrument or agreement or other material agreement of ours or any subsidiary of ours, the shareholder must submit to our Secretary (1) evidence satisfactory to our Board of Directors of the lender’s or contracting party’s willingness to waive the breach of covenant or default, or (2) a detailed plan for repayment of the indebtedness or curing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to our Board of Directors in its discretion, and evidence of the availability to us of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the shareholder nomination or other proposal that are at least as favorable to us, as determined by our Board of Directors in its discretion.  Additionally, if (1) the submission of a shareholder nomination or proposal of other business to be considered at a shareholders meeting could not be considered or, if approved, implemented by us without our or any subsidiary of ours, or the proponent shareholder, the nominee, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any governmental or regulatory body, or a governmental action, or (2) such shareholder’s ownership of our shares or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, the proposed nominee or their respective affiliates or associates would require governmental action, then, at the same time as the submission of the shareholder nomination or proposal of other business, the proponent shareholder shall submit to our secretary (x) evidence satisfactory to our Board of Directors that any and all governmental action has been given or obtained, including, without limitation, such evidence as our Board of Directors may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the shareholder’s diligent and best efforts, a detailed plan for making or obtaining the governmental action prior to the election of the nominee or the implementation of the proposal for other business, which plan must be satisfactory to our Board of Directors in its discretion.

Under our bylaws, in order for a shareholder’s notice of nominations for director or other business to be properly brought before an annual meeting of shareholders, the shareholder must deliver the notice to our Secretary at our principal executive offices not later than the close of business on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.  If the date of the annual meeting is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, other time requirements may be applicable to shareholder notices, as specified in our bylaws.  In addition, no shareholder may give a notice to nominate or propose other business unless the shareholder holds a certificate for all our shares of capital stock owned by such shareholder during all applicable times described in the first paragraph of this section “—Shareholder nominations and other proposals at annual meetings,” and a copy of each certificate held by the shareholder must accompany the shareholder’s notice.  Also, we may request that any shareholder proposing a nominee for election to our Board of Directors or other business at a meeting of our shareholders provide us, within three business days of such request, with written verification of the information submitted by the shareholder as well as other information.

The foregoing description of the procedures for a shareholder to propose a nomination for election to our Board of Directors or other business for consideration at an annual meeting is only a summary and is not complete.  Our bylaws, including the provisions which concern the requirements for shareholder nominations and other proposals, are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Meetings of Shareholders

Under our bylaws, the date and time of our annual meeting of shareholders will be determined by our Board of Directors.  Our president or a majority of our Board of Directors may call a special meeting of the shareholders.  Pursuant to our bylaws, our secretary shall also call a special meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting (or such greater proportion as we are permitted to specify under Maryland law) if, at the time of such request, shareholders are entitled by law to cause a special meeting of shareholders to be called.

Our bylaws further provide that any shareholder requesting the call of a special meeting must (1) meet minimum ownership requirements of our common shares as described in our bylaws and (2) provide detailed information regarding the business to be discussed at such meeting and the shareholder submitting the request or notice.

Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.  Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities.  However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•                  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.  The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•                  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity.

Our charter also authorizes us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while our director and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, or REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as our present or former director or officer and pay or reimburse such person’s reasonable expenses in advance of final disposition of a proceeding.

We have also entered into indemnification agreements with our directors and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

The SEC has expressed the opinion that indemnification of directors, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

Our bylaws provide that any shareholder who violates our charter or bylaws will indemnify us and hold us harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, together with interest on such amounts.  Our bylaws further provide that matters for which a shareholder is liable and obligated to indemnify and hold us harmless include, to the fullest extent permitted by law, any breach or failure to fully comply with any covenant, condition or provision of our charter or bylaws, including the advance notice provisions pertaining to shareholder nominations and other proposals, and this provision of our bylaws applies to derivative actions brought against us in which the shareholder is not the prevailing party.

Disputes by Shareholders

Our bylaws provide that actions brought against us or any director, officer, manager (including RMR or its successor), agent or employee of us, by a shareholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws.

Restrictions on Share Ownership and Transfer

Our charter and bylaws restrict the amount of shares that shareholders may own or transfer under certain circumstances.

9.8% Ownership Limitation.  Our charter provides that no person may own, or be deemed to own by virtue of the attribution provisions of the IRC, more than 9.8% of the number or value, whichever is more restrictive, of any class or series of our outstanding shares of capital stock.  These restrictions were included in our charter when we were spun off from SNH in 2001 and we have maintained them in our charter consistent with our contractual obligations to SNH relating to our spin off to help preserve, and not to take actions that may conflict with, SNH’s status as a REIT under the Internal Revenue Code of 1986, as amended, or IRC.  We also believe these provisions promote our orderly governance.

With the written consent of SNH, our Board of Directors may grant an exemption from the ownership limitation if it is satisfied that: (1) the shareholder’s ownership will not cause us or any of our subsidiaries that are tenants of SNH or any subsidiary of SNH to be deemed a “related party tenant” with respect to SNH under the IRC rules applicable to REITs; (2) the shareholder’s ownership will not cause a default under any lease we have outstanding; and (3) the shareholder’s ownership is otherwise in our best interests as determined by our Board of Directors.  In addition, any person who makes a request therefor shall provide to the Board of Directors such representations and undertakings as our Board of Directors or SNH may deem reasonably necessary to determine that such conditions have been and/or will continue to be satisfied.  In connection with any requested exemption, our Board of Directors may require such rulings from the IRS or opinions of counsel as it deems advisable in order to determine or ensure SNH’s status as a REIT and such representations, undertakings or agreements it deems advisable in order to make the foregoing determinations.

If a person attempts a transfer of our shares in violation of the ownership limitations described above, then that number of shares which would cause the violation will (a) be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) to the fullest extent permitted by law, be void ab initio.  A transfer to the charitable trust will be deemed to be effective as of the close of business on the business day prior to the purported transfer or other event that results in the transfer to the charitable trust.  The prohibited owner will not acquire any rights in these excess shares held in trust, will not benefit economically from ownership of any excess shares, will have no rights to distributions, will not possess any rights to vote the shares held in trust and will have no claim, cause of action or other recourse against the purported transferor of such excess shares.  Subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days after receiving notice from us that our shares have been transferred to a charitable trust, the trustee will sell the shares held in the charitable trust to a person designated by the trustee whose ownership of the shares will not violate the ownership limitations set forth in our charter.  Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

•      the prohibited owner will receive the lesser of:

(1)         the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, for example, a gift, devise or other similar transaction, the market price (as defined in our charter) of the shares on the day of the event causing the shares to be transferred to the charitable trust; and

(2)         the net sales proceeds received by the trustee from the sale or other disposition of the shares held in the charitable trust; and

•      any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary.

If, prior to our discovery that shares of our capital stock have been transferred to the charitable trust, a prohibited owner sells those shares, then:

•                  those shares will be deemed to have been sold on behalf of the charitable trust; and

•                  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee, the prohibited owner must pay the excess to the trustee upon demand.

Also, shares of capital stock held in the charitable trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:

•                  the price per share in the transaction that resulted in the transfer to the charitable trust or, in the case of a devise or gift, or other similar transaction, the market price at the time of the devise or gift; and

•                  the market price on the date we or our designee accepts the offer.

We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust.  The net proceeds of the sale to us will be distributed in the same manner as any other sale by the trustee.

Any person who acquires or attempts or intends to acquire constructive ownership of any shares of capital stock that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a charitable trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and to provide us with such other information as we may request.

Every owner of more than 5% of any outstanding class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year stating the name and address of the owner, the number of shares of each class and series of our shares which the owner owns, and a description of the manner in which those shares are held.  Any such owner who holds our shares as nominee for another person who is required to include dividends on our shares in his or her gross income (the actual owner) is required to give written notice to us stating the name and address of such actual owner and the number of our shares of the actual owners with respect to whom the holder of our shares is nominee.  In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to assist us and SNH in its determination of its status as a REIT and to determine and ensure compliance with the foregoing share ownership limitations.

Net Operating Loss Ownership Limitation.  Subject to various exceptions, our bylaws provide that attempted transfers of our shares to a person, entity or group which is, or would become as a result, an owner of 5% or more of our outstanding shares would be void for transferees already owning 5% or more of our shares and, for transferees that would otherwise become owners of 5% or more of our shares, to the extent the transfer would result in such level of ownership.  These restrictions were included in our bylaws in order to help us preserve the tax treatment of our net operating losses and other tax benefits as provided under the IRC and related tax rules.  Shares relating to attempted transfers in violation of these bylaw provisions may be subject to transfer to a charitable trust in accordance with the provisions of our charter, described above.  However, with respect to shareholders who held in excess of 5% of our shares outstanding prior to November 10, 2009, none of such shareholders’ shares were deemed to be excess securities subject to automatic transfer to a charitable trust.  Such shareholders will not be permitted to acquire additional shares while owning 5% or more of our outstanding shares or thereafter to the extent any such subsequent acquisition would result in them owning 5% or more of our outstanding shares.  Our Board of Directors or an authorized committee may approve transfers otherwise prohibited by these bylaw provisions.

The restrictions in our charter and bylaws described above will not preclude settlement of any transaction entered into through the facilities of any national securities exchange or automated interdealer quotation system.  Our charter and bylaws provide, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of our common shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

All certificates representing our common shares and preferred shares will bear a legend referring to these restrictions.

Regulatory Compliance and Disclosure

Our bylaws provide that any shareholder who, by virtue of such shareholder’s ownership of our shares of capital stock or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting our business, assets, operations or prospects or any of our subsidiaries.  If the shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries.  If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in the bylaws.  Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which the Board of Directors deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.

Our bylaws also provide that if a shareholder, by virtue of such shareholder’s ownership of our shares of capital stock or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder’s shares or proxies for such shares in excess of a certain amount pursuant to applicable law but the Board of Directors determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Board of Directors or another person designated by the Board of Directors, in proportion to the total shares otherwise voted on such matter.

Business Combinations

The MGCL contains a provision which regulates business combinations with interested shareholders.  Under the MGCL, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder.  Under the MGCL the following persons are deemed to be interested shareholders:

•                  any person who beneficially owns 10% or more of the voting power of the corporation’s shares of capital stock; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation.

After the five-year prohibition period has ended, a business combination between a corporation and an interested shareholder must be recommended by the board of directors of the corporation and must receive the following shareholder approvals:

•                  the affirmative vote of at least 80% of the votes entitled to be cast; and

•                  the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the corporation’s shareholders receive the minimum price set forth in the MGCL for their shares of capital stock and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares of capital stock.

The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested shareholder becomes an interested shareholder.  A person is not an interested shareholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder.  The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board of directors.

Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs, provided that the business combination is first approved by our Board of Directors, including the approval of a majority of the members of our Board of Directors who are not affiliates or associates of the acquiring person.  This resolution, however, may be altered or repealed in whole or in part at any time by our Board of Directors.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.  Control shares are voting shares which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third;

•                  one-third or more but less than a majority; or

•                  a majority or more of all voting power.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval.  A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares.  The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting.  If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved.  The right of the corporation to redeem control shares is subject to conditions and limitations.  Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of those shares are considered and not approved.  If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute of the MGCL does not apply to the following:

•                  shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

•                  acquisitions approved or exempted by a provision in the charter or bylaws of the corporation adopted before the acquisition of shares.

Our bylaws contain a provision exempting from the control share statute of the MGCL any and all acquisitions by any person of our shares.  This provision may be amended or eliminated at any time in the future.

Rights Plan

The following is a summary of the material terms of our shareholders’ rights plan.  Because it is a summary, it does not contain all of the information that may be important to you.  If you want more information, you should read our shareholders’ rights plan, a copy of which has been filed with the SEC.  See “Where You Can Find More Information.”

Our Board of Directors adopted a shareholders’ rights plan which provides for the distribution of one Junior Participating Preferred Share purchase right for each common share.  Each right currently entitles the registered holder to purchase from us 1/1,000th of a Junior Participating Preferred Share (or in certain circumstances, to receive cash, property, common shares or our other securities) at an exercise price of $25 per 1/1,000th of a Junior Participating Preferred Share.  The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the Junior Participating Preferred Shares are set forth in our registration statement on Form 8-A dated March 19, 2004, as filed with the SEC, which is incorporated herein by reference.

Initially, the rights are attached to our common shares.  The rights will separate from the common shares upon a rights distribution date which is the earlier of (1) 10 business days following a public announcement by us that a person or group of persons not otherwise exempt under the rights plan has acquired beneficial ownership of 10% or more of the outstanding common shares or (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person acquiring beneficial ownership of 10% or more of the outstanding common shares.  In each instance, our Board of Directors may determine that the distribution date will be a date later than 10 days following the triggering event.

Until they become exercisable, the rights will be evidenced by the certificates for common shares, if any, and will be transferred with and only with such common shares.  The surrender for transfer of any certificates for common shares outstanding will also constitute the transfer of the rights associated with the common shares evidenced by such certificates.

The rights are not exercisable until a rights distribution date and will expire at the close of business on April 10, 2014, unless such date is extended or the rights are earlier redeemed or exchanged by us as described below.  Until a right is exercised, the holder thereof, as such, has no rights as a shareholder of us including, without limitation, the right to vote or to receive dividends.

Upon the occurrence of a “flip-in event,” each holder of a right will have the ability to exercise it for a number of common shares (or, in certain circumstances, other property) having a current market price equal to two times the exercise price of the right.  Notwithstanding the foregoing, following the occurrence of a “flip-in event,” all rights that are, or were held by beneficial owners of 10% or more of our common shares will be void in several circumstances described in the rights agreement.  Rights will not be exercisable following the occurrence of any “flip-in event” until the rights are no longer redeemable by us as set forth below.  A “flip-in event” occurs when a person or group of persons acquires 10% or more of the beneficial ownership of the outstanding common shares pursuant to any transaction other than a tender or exchange offer for all outstanding common shares on terms which a majority of our Independent Directors determine to be fair to and otherwise in the best interests of us and our shareholders.

A “flip-over event” occurs when, at any time on or after the announcement of a share acquisition which will result in a person or group becoming the beneficial owner of 10% or more of our outstanding common shares, we take part in a merger or other business combination transaction (other than certain mergers that follow a fair offer) in which we are not the surviving entity or our common shares are changed or exchanged or 50% or more of our assets or earning power is sold or transferred.  Upon the occurrence of a “flip-over event” each holder of a right (except rights which previously have been voided, as set forth above) will have the option to exchange their right for a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the right.

The purchase price and the number of Junior Participating Preferred Shares issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution.  With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price.  We will make a cash payment in lieu of any fractional shares resulting from the exercise of any right.  We may, until the 10th business day from the date of an announcement of a share acquisition which will result in a person or group becoming the beneficial owner of 10% or more of our outstanding common shares, redeem the rights in whole, but not in part, at a price which is currently $.01 per right, payable, at our option in cash, common shares or other consideration as our Board of Directors may determine.  Immediately upon the effectiveness of the action of our Board of Directors (with, in certain circumstances, the concurrence of continuing directors) ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

For purposes of the rights plan, “continuing directors” means any member of our Board of Directors who was a member of the board immediately prior to the date of the rights plan, and any person who is subsequently elected to the board if such person is recommended or approved by a majority of the continuing directors, but does not include a beneficial owner of 10% or more of our outstanding common shares, or an affiliate or associate of such person, or any representative or nominee of such person or of such affiliate or associate of such person.

The terms of the rights may be amended by our Board of Directors prior to the distribution date.  After the distribution date, the provisions of the rights agreement may be amended by our Board of Directors only in order to:

•                  cure ambiguities, defects or inconsistencies;

•                  make changes which do not adversely affect the interests of holders of rights (other than the rights of a person that has obtained beneficial ownership of 10% or more of our outstanding common shares and certain other related parties); or

•                  to shorten or lengthen any time period under the rights agreement.

However, no amendment, other than to cure ambiguities, defects or inconsistencies, is permitted to be made at such time as the rights are not redeemable.  In certain circumstances, amendments to the rights plan by our Board of Directors require the concurrence of the continuing directors.

Charter Amendments and Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless the transaction or amendment is declared advisable by the board of directors and then approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter.  Our charter provides for approval of such matters when they are first declared advisable by our Board of Directors and then approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter (or if at any point Maryland law permits, by the affirmative vote of a majority of the votes cast on the matter or any such lesser proportion permitted under Maryland law).

Bylaw Amendments

As permitted under the MGCL, our bylaws provide that our Board of Directors has the exclusive power to amend the bylaws.

Anti-Takeover Effect of Maryland Law and of our Charter and Bylaws

The following provisions in our charter and bylaws and in the MGCL could delay or prevent a change in our control:

•                  limitations in our charter on the constructive ownership of over 9.8% in the number or value of any class or series of our outstanding shares of capital stock and limitations in our bylaws on the ownership of 5% or more in the number or value of any class or series of our outstanding shares of capital stock;

•                  the division of our directors into three classes, with the term of one class expiring each year and, in each case, until a successor is elected and qualifies;

•                  shareholder voting rights and standards for the election of directors and other matters which generally require larger majorities for approval of actions which are not approved by our directors, or for the election of directors in contested elections, than for actions which are approved by our directors, or for the election of directors in uncontested elections;

•                  required qualifications for an individual to serve as a director and a requirement that certain of our directors be “Managing Directors” and other directors be “Independent Directors”;

•                  limitations on the ability of, and various requirements that must be satisfied in order for, our shareholders to propose nominees for election as directors and propose other business to be considered at a meeting of shareholders;

•                  the requirement that an individual director may be removed by the shareholders only with cause, by the affirmative vote of holders of at least three-fourths of the votes entitled to be cast generally in the election of directors;

•                  the authority of our Board of Directors, and not our shareholders, to adopt, amend or repeal our bylaws;

•                  the fact that special meetings of shareholders may only be called by a majority of our Board of Directors or our president, or, subject to the satisfaction of certain procedural and informational requirements in our bylaws, upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at that meeting;

•                  the authority of our Board of Directors to adopt certain amendments to our charter without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Directors;

•                  the ability of our directors to expand our Board of Directors and fill vacancies which may be created by our Board of Directors;

•                  the business combination provisions of the MGCL, if the applicable resolution of our Board of Directors is rescinded or if our board’s approval of a combination is not obtained; and

•                  the control share acquisition provisions of the MGCL, if the provision in our bylaws exempting acquisitions of our shares from such provisions is amended or eliminated.

Because of our ownership of AIC, we are an insurance holding company under applicable state law; accordingly, anyone who intends to solicit proxies for a person to serve as one of our directors or for another proposal of business not approved by our Board of Directors may be required to receive pre-clearance from the concerned insurance regulators.

We maintain a rights agreement whereby, in the event a person or group of persons acquires 10% or more of our outstanding common shares, our shareholders, other than such person or group, may be entitled to purchase additional shares or other securities or property at a discount.  See “—Rights Plan” above.

In addition, our $35.0 million credit facility agreement, our $150.0 million credit facility agreement, our business management and shared services agreement with RMR, or our business management agreement, our leases and management agreements with SNH and our shareholders agreement with AIC each also contain change in control provisions, which are further described below.

For all of these reasons, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.

Liability of Shareholders for Breach of Restrictions on Ownership

Our $35.0 million credit facility agreement and our $150.0 million credit facility agreement provide that a change in our control, as defined in those agreements, and, with respect to our $35.0 million credit facility agreement, including termination or expiration of our business management agreement with RMR, constitutes a default under those agreements, and a default under those agreements could result in a cross-default under our outstanding convertible notes or other debt.  In addition, our leases and management agreements with SNH and our business management agreement with RMR provide that our rights and benefits under those agreements may be terminated in the event that anyone acquires 9.8% or more of our shares or we experience some other change in control, as defined in those agreements, without the consent of SNH or RMR, respectively, and our shareholders agreement with respect to AIC provides that AIC and the other shareholders of AIC may have rights to acquire our interests in AIC if such an acquisition occurs or if we experience some other change in control.  If a breach of the ownership limitations or other provisions of our charter or bylaws results in a default under our $35.0 million credit facility agreement or $150.0 million credit facility agreement or other debt, a loss of the benefits of our leases or management agreements with SNH or our business management agreement with RMR or a loss of our ownership interests in AIC, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages.  These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

SELLING SHAREHOLDERS

There are two categories of selling shareholders who may offer and sell our common shares pursuant to this prospectus.  The first category is comprised of our directors and officers and directors and officers of RMR.  The common shares these directors and officers may offer and sell were acquired directly from us as share grants pursuant to our equity compensation plan.  The second category is comprised of SNH.  The common shares SNH may offer and sell were acquired as follows: (1) 25,000 were retained and 10,000 were received by SNH in connection with our spin off from SNH in December 2001; (2) 3,200,000 were acquired by SNH pursuant to a lease realignment agreement between us and SNH in August 2009; and (3) 1,000,000 were purchased by SNH as part of an underwritten public offering of our common shares in June 2011.

The registration of our common shares pursuant to the registration statement of which this prospectus is a part does not necessarily mean that the selling shareholders will sell all or any of our common shares they own.  From time to time, depending upon the selling shareholders’ continuing review of their respective investments and various other factors, the selling shareholders may, subject to any applicable securities laws, sell all or any part of the common shares offered by this prospectus.  For additional information about the possible distribution of the common shares offered by this prospectus, see “Plan of Distribution” below.

The following table sets forth the number of our common shares beneficially owned by SNH as of November 21, 2012, the maximum number of common shares that may be offered and sold by SNH pursuant to this prospectus and information regarding the beneficial ownership of our common shares by SNH, and reflects the assumed sale of all of the common shares offered by this prospectus.  None of our directors or executive officers nor the directors and officers of RMR currently beneficially owns more than 1% of our common shares; provided, however, that Mr. Barry Portnoy and Mr. Adam Portnoy may be deemed to beneficially own the common shares owned by SNH, as described in footnote (1) below.  Because the selling shareholders may sell all, some or none of the common shares they beneficially own, we cannot estimate either the number or percentage of common shares that will be beneficially owned by any of the selling shareholders after completion of the offering to which this prospectus relates.  The following table has been prepared assuming that SNH will sell all of our common shares it beneficially owns that have been registered by us and does not acquire any additional common shares.  In addition, the selling shareholders may sell, transfer or otherwise dispose of at any time and from time to time, our common shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

Name	Number of Common Shares Beneficially Owned Prior to the Offering	Percentage of Outstanding Common Shares	Number of Common Shares Being Offered Hereby	Number of Common Shares to be Owned After Completion of the Offering
Senior Housing Properties Trust(1) Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634	4,235,000	8.8%	4,235,000	0	(2)

(1)                                     RMR, as manager of SNH, and Reit Management & Research Trust, or RMR Trust, as the sole member of RMR, may, under applicable regulatory definitions, be deemed to beneficially own (and have shared voting and dispositive power over) the 4,235,000 of our common shares beneficially owned by SNH; however, each disclaims beneficial ownership of such common shares.  Further, Mr. Barry Portnoy and Mr. Adam Portnoy, in their respective positions as Chairman and a director of RMR, and Chairman, majority beneficial owner and a trustee of RMR Trust, and as President and Chief Executive Officer and a director of RMR, and President, Chief Executive Officer a beneficial owner and a trustee of RMR Trust, may also be deemed to beneficially own (and have shared voting and dispositive power over) the 4,235,000 of our common shares beneficially owned by SNH; however, each disclaims beneficial ownership of such common shares.

(2)                                     Assumes the sale of all shares registered for the account of the selling shareholder.  The selling shareholder may sell all, some or no portion of the common shares registered hereunder.

Information Regarding Certain Relationships and Related Transactions

We were formerly a 100% owned subsidiary of SNH.  In 2001, SNH distributed substantially all of our then outstanding common shares to its shareholders.  SNH is our largest shareholder and, as of November 21, 2012, SNH owned 4,235,000 of our common shares, or approximately 8.8% of our then outstanding common shares.  SNH is our largest landlord and we manage several senior living communities for SNH.  As of November 21, 2012, we leased 188 senior living communities and two rehabilitation hospitals from SNH and managed 37 senior living communities for the account of SNH.  We also manage a portion of one of these communities for an entity affiliated with SNH.  One of our Managing Directors, Mr. Barry Portnoy, is also a managing trustee of SNH.  Mr. Barry Portnoy’s son, Mr. Adam Portnoy, also serves as a managing trustee of SNH.

RMR provides us with certain business management and shared services under our business management agreement.  RMR also provides management services to SNH.  One of our Managing Directors, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR.  Our other Managing Director, Mr. Gerard Martin, is a director of RMR.  Our President and Chief Executive Officer and our Treasurer and Chief Financial Officer are officers of RMR.  Mr. Barry Portnoy’s son, Mr. Adam Portnoy, is an owner, President, Chief Executive Officer and a director of RMR.  SNH’s executive officers are officers of RMR and SNH’s president and chief operating officer is a director of RMR.  Our Independent Directors also serve as independent directors or independent trustees of other public companies to which RMR provides management services.  Mr. Barry Portnoy serves as a managing director or managing trustee of those companies and his son serves as a managing trustee of a majority of those companies.

We, SNH, RMR and five other companies to which RMR provides management services each currently own 12.5% of AIC, an Indiana insurance company.  All of our Directors, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC.  RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC.  We and the other shareholders of AIC have purchased property insurance providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts.

For further information about these and other such relationships and related person transactions, please see our Annual Report, our Proxy Statement for our 2012 Annual Meeting of Shareholders dated February 21, 2012, or our Proxy Statement, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, or our Quarterly Report, and our other filings with the SEC, including Note 15 to our Consolidated Financial Statements included in our Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report, the section captioned “Related Person Transactions and Company Review of Such Transactions” and the information regarding our directors and executive officers in our Proxy Statement, Note 12 to our Condensed Consolidated Financial Statements included in our Quarterly Report and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions”, “Warning Concerning Forward Looking Statements” and “Other Information” of our Quarterly Report.  In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise from these transactions and relationships.  Our filings with the SEC, including our Annual Report, our Proxy Statement and our Quarterly Report, are available at the SEC’s website at www.sec.gov.  Copies of certain of our agreements with our related parties, including our leases, forms of management agreements and related pooling agreements with SNH, our management agreement with an entity affiliated with SNH, our business management agreement with RMR, our headquarters lease with an affiliate of RMR and our shareholders agreement with AIC and its shareholders, are also publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website.

PLAN OF DISTRIBUTION

We may sell the securities or our selling shareholders may resell or redistribute the common shares to one or more underwriters for public offering and sale by them, directly to investors, through agents or through a combination of any of these methods of sale.  Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.  We or our selling shareholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.  We or our selling shareholders also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement.  In connection with the sale of securities, underwriters may be deemed to have received compensation from us or our selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.  Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us or our selling shareholders to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act.  Underwriters, dealers and agents may be entitled, under agreements entered into with us or our selling shareholders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

In compliance with Financial Regulatory Authority, or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, any securities issued hereunder (other than common shares) will be new issues of securities with no established trading market.  Any underwriters or agents to or through whom such securities are sold by us or our selling shareholders for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot assure you as to the liquidity of the trading market for any such securities.

We or our selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or our selling shareholders or borrowed from us, our selling shareholders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or our selling shareholders in settlement of those derivatives to close out any related open borrowings of shares.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them.  The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders.  The number of the initial selling shareholder’s securities offered under this prospectus will decrease as and when any pledgee, secured party or other person takes such actions.  The plan of distribution for that selling shareholder’s securities will otherwise remain unchanged.  In addition, a selling shareholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

We will not receive any proceeds from sales of any securities by the selling shareholders.  We cannot assure you that the selling shareholders will sell all or any portion of their securities, if any, covered by this prospectus.

In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions.  These transactions may include overallotments or short sales of the securities, which involve sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters.  Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.  Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.  Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered.  They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions.  The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.  If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters, dealers and agents that participate in the offer of securities covered by this prospectus, or their affiliates or associates, may engage in transactions with and perform services for us or our selling shareholders and our or their affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Sullivan & Worcester LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us.  Sullivan & Worcester LLP and Venable LLP also represent SNH and certain of its affiliates on various matters, and Sullivan & Worcester LLP represents RMR and certain of its affiliates on various matters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of those documents upon payment of a duplicating fee to the SEC.  This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement.  You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  You can review our SEC filings and the registration statement by accessing the SEC’s Internet site at www.sec.gov or by accessing our Internet site at www.fivestarseniorliving.com.  Website addresses are included in this prospectus as textual references only and the information in such websites is not incorporated by reference into this prospectus or related registration statement.

Our common shares are traded on the NYSE under the symbol “FVE,” and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Statements in this prospectus regarding the contents of any contract or other document may not be complete.  You should refer to the copy of the contract or other document filed as an exhibit to the registration statement.  Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement, including filings made prior to the effectiveness of the registration statement, of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

•                  our Current Reports on Form 8-K dated April 9, 2012, April 13, 2012, May 15, 2012, May 29, 2012, July 6, 2012, July 9, 2012, August 8, 2012 and November 23, 2012;

•                  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, from our definitive Proxy Statement for our 2012 Annual Meeting of Shareholders dated February 21, 2012;

•                  the description of our common shares contained in our registration statement on Form 8-A dated December 7, 2001, including any amendments or reports filed for the purpose of updating that description; and

•                  the description of our Junior Participating Preferred Share rights contained in our registration statement on Form 8-A dated March 19, 2004, including any amendments or reports filed for the purpose of updating that description.

We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: 400 Centre Street, Newton, Massachusetts, 02458-1634, (617) 796-8387, Attention: Investor Relations.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration Fee Under Securities Act of 1933	$0
Legal Fees and Expenses	$195,000
Accounting Fees and Expenses	$50,000
Miscellaneous Fees and Expenses	$5,000
Total:	$250,000	(1)

(1)                                     These expenses represent an estimate of the expenses we expect to incur in connection with the preparation and filing of this registration statement.  Other expenses in connection with the issuance and distribution of securities to be offered hereunder are contingent on the number of offerings and cannot reasonably be estimated at this time.

Item 15.  Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.  Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law, or the MGCL, permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities.  However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•                  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.  The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•                  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity.

Our charter also authorizes us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while our director and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as our present or former director or officer and pay or reimburse such person’s reasonable expenses in advance of final disposition of a proceeding.

We have also entered into indemnification agreements with our directors and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

The Securities and Exchange Commission has expressed the opinion that indemnification of directors, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

Reference is made to our charter, as amended and supplemented, filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.  Reference is also made to our indemnification agreements with our directors and officers a form of which is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Any underwriting agreements (Exhibits 1.1 through 1.5) that may be filed by amendment or incorporated by reference may contain provisions for indemnification by the underwriters of our officers, directors and controlling persons.

Item 16.  Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities).*

1.2	Form of Underwriting Agreement (for Preferred Shares).*

1.3	Form of Underwriting Agreement (for Common Shares).*

1.4	Form of Underwriting Agreement (for Depositary Shares).*

1.5	Form of Underwriting Agreement (for Warrants).*

4.1

Composite Copy of Articles of Amendment and Restatement, dated December 5, 2001, as amended to date. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.)

4.2

Articles Supplementary, as corrected by Certificate of Correction, dated March 19, 2004. (Incorporated by reference to our registration statement on Form 8-A dated March 19, 2004 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, respectively.)

4.3	Amended and Restated Bylaws, adopted February 14, 2012. (Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2011.)

4.4	Form of Senior Indenture. (Incorporated by reference to our registration statement on Form S-3/A, File No. 333-121910, as filed on January 27, 2005.)

4.5	Form of Senior Subordinated Indenture. (Incorporated by reference to our registration statement on Form S-3/A, File No. 333-121910, as filed on January 27, 2005.)

4.6	Form of Junior Subordinated Indenture. (Incorporated by reference to our registration statement on Form S-3/A, File No. 333-121910, as filed on January 27, 2005.)

4.7	Form of Senior Debt Security.*

4.8	Form of Senior Subordinated Debt Security.*

4.9	Form of Junior Subordinated Debt Security.*

4.10	Form of Articles Supplementary for Preferred Shares.*

4.11	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*

4.12	Form of Preferred Shares Certificate.*

4.13	Form of Common Shares Certificate. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.)

4.14	Form of Warrant Agreement, including form of Warrant.*

4.15	Rights Agreement, dated March 10, 2004, between Five Star Quality Care, Inc. and Equiserve Trust Company, N.A. (Incorporated by reference to our Current Report on Form 8-K dated March 10, 2004.)

4.16

Appointment of Successor Rights Agent, dated December 13, 2004, between Five Star Quality Care, Inc. and Wells Fargo Bank, National Association. (Incorporated by reference to our Current Report on Form 8-K dated December 13, 2004.)

5.1	Opinion of Sullivan & Worcester LLP.**

5.2	Opinion of Venable LLP.**

Exhibit No.	Description
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.*

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Ernst & Young LLP.**

23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).**

23.3	Consent of Venable LLP (included in Exhibit 5.2).**

24.1	Powers of Attorney of certain officers and directors (included on signature pages).**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture.*

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture.*

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture.*

*                                         To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**                                  Filed herewith.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)                                 That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)                                 To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on November 23, 2012.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of Five Star Quality Care, Inc., hereby severally constitutes and appoints Bruce J. Mackey Jr., Paul V. Hoagland and Barry M. Portnoy to sign for him, and in his name in the capacity indicated below, this registration statement for the purpose of registering such securities under the Securities Act of 1933, and any and all amendments thereto, and any other registration statement filed by Five Star Quality Care, Inc. pursuant to Rule 462(b) which registers additional amounts of such securities for the offering or offerings contemplated by this registration statement hereby ratifying and confirming their signatures as they may be signed by their attorneys to this registration statement, any registration statement filed pursuant to Rule 462(b) and any and all amendments to either thereof.

Signature	Title	Date

/s/ Bruce J. Mackey Jr.	President and Chief Executive Officer	November 23, 2012
Bruce J. Mackey Jr.

/s/ Paul V. Hoagland	Treasurer and Chief Financial Officer	November 23, 2012
Paul V. Hoagland	(principal financial officer and principal
accounting officer)

/s/ Donna D. Fraiche	Independent Director	November 23, 2012
Donna D. Fraiche

/s/ Bruce M. Gans, M.D.	Independent Director	November 23, 2012
Bruce M. Gans, M.D.

/s/ Barbara D. Gilmore	Independent Director	November 23, 2012
Barbara D. Gilmore

/s/ Gerard M. Martin	Managing Director	November 23, 2012
Gerard M. Martin

/s/ Barry M. Portnoy	Managing Director	November 23, 2012
Barry M. Portnoy

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities).*

1.2	Form of Underwriting Agreement (for Preferred Shares).*

1.3	Form of Underwriting Agreement (for Common Shares).*

1.4	Form of Underwriting Agreement (for Depositary Shares).*

1.5	Form of Underwriting Agreement (for Warrants).*

4.1

Composite Copy of Articles of Amendment and Restatement, dated December 5, 2001, as amended to date. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.)

4.2

Articles Supplementary, as corrected by Certificate of Correction, dated March 19, 2004. (Incorporated by reference to our registration statement on Form 8-A dated March 19, 2004 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, respectively.)

4.3	Amended and Restated Bylaws, adopted February 14, 2012. (Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2011.)

4.4	Form of Senior Indenture. (Incorporated by reference to our registration statement on Form S-3/A, File No. 333-121910, as filed on January 27, 2005.)

4.5	Form of Senior Subordinated Indenture. (Incorporated by reference to our registration statement on Form S-3/A, File No. 333-121910, as filed on January 27, 2005.)

4.6	Form of Junior Subordinated Indenture. (Incorporated by reference to our registration statement on Form S-3/A, File No. 333-121910, as filed on January 27, 2005.)

4.7	Form of Senior Debt Security.*

4.8	Form of Senior Subordinated Debt Security.*

4.9	Form of Junior Subordinated Debt Security.*

4.10	Form of Articles Supplementary for Preferred Shares.*

4.11	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*

4.12	Form of Preferred Shares Certificate.*

4.13	Form of Common Shares Certificate. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.)

4.14	Form of Warrant Agreement, including form of Warrant.*

4.15	Rights Agreement, dated March 10, 2004, between Five Star Quality Care, Inc. and Equiserve Trust Company, N.A. (Incorporated by reference to our Current Report on Form 8-K dated March 10, 2004.)

4.16

Appointment of Successor Rights Agent, dated December 13, 2004, between Five Star Quality Care, Inc. and Wells Fargo Bank, National Association. (Incorporated by reference to our Current Report on Form 8-K dated December 13, 2004.)

5.1	Opinion of Sullivan & Worcester LLP.**

5.2	Opinion of Venable LLP.**

Exhibit No.	Description
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.*

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Ernst & Young LLP.**

23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).**

23.3	Consent of Venable LLP (included in Exhibit 5.2).**

24.1	Powers of Attorney of certain officers and directors (included on signature pages).**

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture.*

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture.*

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture.*

*                                         To be filed by amendment.

**                                  Filed herewith.